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                                                                      EXHIBIT 16


                    [MOORE STEPHENS DOEREN MAYHEW LETTERHEAD]



                                 March 19, 2003




Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, D.C. 20549

RE:      Integral Vision, Inc.

Gentlemen:

We have read the statements that we understand Integral Vision, Inc. will include under Item 4 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.


                                                    Very truly yours,



                                                    MOORE STEPHENS DOEREN MAYHEW